EXHIBIT 23(H)(3)

                      TRANSFER AGENT SERVICING AGREEMENT





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                      TRANSFER AGENT SERVICING AGREEMENT


      THIS AGREEMENT is made and entered into as of this ___ day of December, 1999, by and between The Legacy Funds, Inc., a Delaware business trust (hereinafter referred to as the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company (hereinafter referred to as the "Firstar").

      WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

      WHEREAS, Firstar is in the business of administering transfer and dividend disbursing agent functions for investment companies; and

      WHEREAS, the Company desires to retain Firstar to provide transfer and dividend disbursing agent services to The Legacy Growth Fund and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.    Appointment of Transfer Agent

      The Company hereby appoints Firstar as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein. In performing its duties hereunder, Firstar will act in conformity with the instructions and directions of the Board of Trustees of the Company and such officers of the Company as may be designated for such purpose by the Board of Trustees from time to time which are timely delivered to Firstar.

2.    Duties and Responsibilities of Firstar

      Firstar shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

      A.    Receive orders for the purchase of shares;

      B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of certificated or

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            uncertificated shares with such shares being held in the
            appropriate shareholder account;

      C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

      D. Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders and the Fund's prospectus and statement of additional information;

      E. Process transfers of shares in accordance with the shareholder's instructions and the Fund's prospectus and statement of additional information;

      F. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Firstar Money Market Funds, if applicable;

      G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

      H. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund;

      I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

      J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding and maintain such other records as are required to be maintained by a transfer agent for open-end registered investment companies by the rules under the 1934 Act;;

      K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

      L.    Mail shareholder reports and prospectuses to current shareholders;

      M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

      N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company;


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      O.    Provide a Blue Sky System which will enable the Company to monitor the total number of shares of the Fund sold in each state. In addition, the Company or its agent, including Firstar, shall identify to Firstar in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of Firstar for the Company's Blue Sky state registration status under this Agreement is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent.

      P. Answer telephone calls and correspondence from shareholders relating to their accounts during Firstar's normal business hours. Firstar shall strive to promptly respond to all such telephone or written inquiries from shareholders. Copies of all correspondence from shareholders involving complaints about the management of the Company, services provided by or for the Company, Firstar or others, shall be promptly forwarded to the Company. Firstar shall keep records of substantive shareholder telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such calls and correspondence and replies.

      Q. Prepare such reports as may be reasonably requested from time to time by the Company or its Board of Trustees relating to fees paid out under a Fund's Rule 12b-1 plan.

3.    Compensation

      The Company agrees to pay Firstar for the performance of the duties listed in this Agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Company), mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses. Such fees shall become effective and begin to accrue upon the first public offering and sale of shares of the Fund.

      These fees and reimbursable expenses may be changed from time to time by mutual written agreement between the Company and Firstar.

THE COMPANY AGREES TO PAY ALL FEES AND REIMBURSABLE EXPENSES WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE RECEIPT OF THE BILLING NOTICE.

4.    Representations of Firstar

      Firstar represents and warrants to the Company that:

      A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

      B.    It is a registered transfer agent under the Exchange Act.

      C. It is duly qualified to carry on its business in the State of Wisconsin;


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      D.    It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

      E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

      F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

      G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.    Representations of the Company

      The Company represents and warrants to Firstar that:

      A. The Company is an open-end diversified investment company under the 1940 Act;

      B. The Company is a business trust organized, existing, and in good standing under the laws of Delaware;

      C. The Company is empowered under applicable laws and by its Agreement and Declaration of Trust and Bylaws to enter into and perform this Agreement;

      D. All necessary proceedings required by the Agreement and Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

      E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

      F. A registration statement under the Securities Act will be made effective and will remain effective with respect to all shares of the Company being offered for sale.

6.    Covenants of the Company and Firstar

      The Company shall furnish Firstar a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of Firstar and the execution of this Agreement. The Company shall provide to Firstar a copy of its Agreement and Declaration of Trust and Bylaws, and all amendments thereto.

      Firstar shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required under the Exchange Act or under the 1940 Act, and the rules thereunder,. Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the

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property of the Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

7.    Performance of Service;  Limitation of Liability

      Firstar shall exercise reasonable care in the performance of its duties under this Agreement. Firstar shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Firstar's control, except a loss resulting from Firstar's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless Firstar from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) except as provided in the first two sentences of this paragraph, or (ii) in reliance upon any written or oral instruction for a proper corporate purpose provided to Firstar by any duly authorized officer of the Company not employed by Firstar or any of its affiliates, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Trustees of the Company.

      Firstar shall indemnify and hold the Company, each controlling person of the Company and their respective directors, trustees and officers (each a "Firstar Indemnitee") harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which such Firstar Indemnitee may sustain or incur or which may be asserted against such Firstar Indemnitee by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

      In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Firstar shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have reasonable and tested contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

      Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.


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      In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification if it acknowledges its responsibility for such claim. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation (i) initiate no further legal or other expenses for which it shall seek indemnification under this section and (ii) not confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

      The trustees and shareholders of the Company shall not be personally liable for any of the obligations of the Fund or the Company under this Agreement or in connection with any matter arising under or in connection with this Agreement.

8.    Proprietary and Confidential Information

      Firstar agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

9.    Data Necessary to Perform Services

      Firstar shall provide to the Company's fund accountant, administrator, custodian, investment adviser and distributor such information and data produced or maintained by it under this Agreement as may be necessary for such other persons to perform their duties and obligations under their respective agreements with the Company and in such form as may be required by such persons.

10.   Term of Agreement

      This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive two year periods. This Agreement may be terminated by the Company upon giving ninety (90) days prior written notice to the other party.


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11.   Notices

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

      Notice to Firstar shall be sent to:

      Firstar Mutual Fund Services, LLC
      615 East Michigan Street
      Milwaukee, WI  53202

and notice to the Company shall be sent to:

      The Legacy Funds, Inc.
      61 Broadway
      New York, NY 10006-2802
      Attention: President

or such other address of a party as may be specified by such party by written notice hereunder.

12.   Duties in the Event of Termination

      In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Company by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which Firstar has maintained such data, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.

13.   Governing Law

      This Agreement shall be construed in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

14.   Assignment

      This Agreement may not be assigned by Firstar, nor may Firstar delegate its duties hereunder, without the prior written consent of the Company, and any assignment not in compliance with this Section shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


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15.   Amendment; Waiver

      This Agreement may not be amended or changed except by a written instrument signed by the parties hereto. No omission or delay on the part of either party in requiring the due and punctual fulfillment by the other party of any of its obligations hereunder shall constitute a waiver by the omitting or delaying party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.



THE LEGACY FUNDS, INC.                   FIRSTAR MUTUAL FUND
                                         SERVICES, LLC

By:_________________________________     By:_________________________________

Print:______________________________     Print:______________________________

Title:______________________________     Title:______________________________

Date:_______________________________     Date:_______________________________

Attest:_____________________________     Attest:_____________________________




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                   TRANSFER AGENT AND SHAREHOLDER SERVICING
                             ANNUAL FEE SCHEDULE

                                                                     EXHIBIT A

Separate Series of The Legacy Funds, Inc.

             Name of Series                            Date Added

           Legacy Growth Fund                      December [__], 1999

* The fee structure will an annual minimum of the greater of $15,000 or 1/2 of one basis point on assets of the fund, for an omnibus type fund, plus an additional charge of $15.00 per no-load shareholder account outside of the omnibus account. Additional funds or classes which are not an omnibus arrangement will be charged at the greater of an annual minimum of $15,000 or a per account charge of $15.00 for a no-load shareholder account.

*     Plus out-of-pocket expenses, including, but not limited to:

               o   Telephone - toll free lines
               o   Postage, Stationery, Envelopes
               o   Programming, Special Reports
               o   Insurance, Record Retention
               o   Microfilm/fiche of Records
               o   Proxies, ACH fees, NSCC charges
               o   Mailings
               o   All other out-of-pocket expenses


*     Activity Charges

               o   Draft Check Processing - $1.00 per draft
               o   Daily Valuation Trades - $6.75 per trade
               o   Telephone Calls - $1.00 per call

               o   ACH Shareholder Service
                   o  $125.00 per month per fund group
                   o  $.50 per ACH item, setup and/or change
                   o  $5.00 per correction, reversal, return item

*     Other Charges (Interfaces)
      Separate fee schedules will be provided upon request for such functions as NSCC and Internet interfaces.